Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Karen Kirkwood	Investor Contact Information: Ken Apicerno
Phone: 781-622-1306	Phone: 781-622-1294
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com

Thermo Fisher Scientific Provides Update to Second Quarter Outlook
and Will Hold its Q2 Earnings Conference Call on Wednesday, July 22, 2020

WALTHAM, Mass., July 6, 2020 – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today announced that, based on currently available information, it estimates that both reported and organic revenue1 growth will be approximately 10% for the second quarter ended June 27, 2020.

The better-than-expected organic revenue growth was primarily driven by strong global sales of PCR-based tests and other products and services supporting the COVID-19 response, which contributed more than $1.4 billion of revenue in the second quarter and reflects the scale of the company’s role in helping customers battle the pandemic.

Thermo Fisher will release its financial results for the second quarter on Wednesday, July 22, 2020, before the market opens, and will hold a conference call to discuss those results and provide a business update on the same day at 8:30 a.m. ET.

To listen, call (833) 714-0931 within the U.S. or (778) 560-2662 outside the U.S. The conference ID is 1239877. You may also listen to the call live on the "Investors" section of our website, www.thermofisher.com. The earnings press release and related information can be found in that section of our website under "Financial Results." A replay of the call will be available under "Webcasts and Presentations" through Friday, July 31, 2020.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue exceeding $25 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, improving patient diagnostics and therapies or increasing productivity in their laboratories, we are here to support them. Our global team of more than 75,000 colleagues delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services and Patheon. For more information, please visit www.thermofisher.com.

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1 Organic revenue is reported revenue excluding the impact of acquisitions and divestitures and foreign currency translation.

Forward-Looking Statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including our pending acquisition of QIAGEN N.V., may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our Quarterly Report on Form 10-Q for the quarter ended March 28, 2020, which is on file with the SEC and available in the "Investors" section of our website under the heading "SEC Filings." While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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